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                                                            CLIENT/MATTER NUMBER
                                                                     059284/0100

                                   May 2, 2001


ZAPWORLD.COM
117 Morris Street
Sebastopol, California 95472

    Re:  Zapworld.com

Gentlemen:

         We have acted as counsel to Zapworld.com (the "Company"), in connection with the registration of 4,800,000 shares common stock (the "Shares") to be offered for sale as described in the Company's Pre-Effective Amendment Number 1 to Form SB-2 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

         The Shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable. We are not providing an opinion as to any other statements contained in the Registration Statement, nor as to matters that occur after the date thereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                        Sincerely,


                                        /s/ FOLEY & LARDNER